FOR IMMEDIATE RELEASE
Contact: Nick Zangari
(502) 394-1157
Nick.Zangari@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2020 FOURTH QUARTER AND FULL YEAR RESULTS
LOUISVILLE, Ky. (February 24, 2021) - Churchill Downs Incorporated (Nasdaq: CHDN) (the "Company", "we", "us", "our") today reported business results for the quarter and full year ended December 31, 2020.
Company Highlights
•2020 net revenue of $1,054.0 million, down 21% over the prior year
•2020 net loss(a) of $81.9 million, compared to net income(a) of $137.5 million in the prior year
•Adjusted net income(a) of $33.3 million, down 81%, compared to $179.9 million in the prior year
•2020 Adjusted EBITDA of $286.5 million, down 37%, compared to $451.4 million in the prior year
•We were able to run the 146th Kentucky Oaks and Derby on September 4th and 5th despite unprecedented challenges from the COVID-19 global pandemic and other challenging conditions
•Our TwinSpires Horse Racing business delivered record net revenue of $405.0 million, up 39% over the prior year and record Adjusted EBITDA of $126.8 million, up 62% over the prior year
•Delivered same store wholly-owned casino margins of 37% in the second half of 2020, up 690 basis points from 2019 excluding quarter results for properties that were closed during part of the third or fourth quarters of 2020
•Opened Oak Grove historical racing machine ("HRM") facility in September 2020 and the Oak Grove hotel in October 2020
•Opened Newport Racing & Gaming in October 2020
•On February 1, 2021, we purchased one million shares of CHDN stock from The Duchossois Group for $193.94 per share ($193.9 million total) in a privately negotiated transaction
•In February 2021, the Kentucky State Senate and Kentucky House of Representatives approved legislation that clarifies the legality of historical racing machines in Kentucky and the Governor of the Commonwealth of Kentucky signed the legislation into law
(a) Reflects amounts attributable to Churchill Downs Incorporated.

CONSOLIDATED RESULTS	Fourth Quarter		Years Ended December 31,
(in millions, except per share data)	2020	2019	2020	2019

Net revenue	$278.2	$280.6	$1,054.0	$1,329.7
Net income (loss)(a)	$17.1	$4.0	$(81.9)	$137.5
Diluted EPS(a)	$0.43	$0.10	$(2.08)	$3.38
Adjusted net income(a)(b)	$7.7	$16.8	$33.3	$179.9
Adjusted diluted EPS(a)(b)	$0.19	$0.42	$0.83	$4.43
Adjusted EBITDA(b)	$79.2	$73.8	$286.5	$451.4

(a) Reflects amounts attributable to Churchill Downs Incorporated.
(b) These are non-GAAP measures. See explanation of non-GAAP measures below.

"Against the backdrop of the COVID-19 global pandemic, we managed our business efficiently and responsibly, and with that discipline, we have maintained a strong company," said Bill Carstanjen, Chief Executive Officer of the Company. "We are moving forward in 2021 with a relentless focus on strategic and organic growth opportunities that will enable us to continue to deliver a strong return on investment to our investors."
Fourth Quarter 2020 Results
The Company's fourth quarter 2020 net income attributable to Churchill Downs Incorporated was $17.1 million compared to $4.0 million in the prior year quarter. The Company's fourth quarter 2020 net income from continuing operations was $16.4 million compared to $4.2 million in the prior year quarter. Churchill Downs Incorporated had $0.7 million in net income from discontinued operations in the fourth quarter of 2020 compared to $0.5 million in net loss from discontinued operations in the prior year quarter. We did not have any noncontrolling interest as of the fourth quarter of 2020 compared to a net loss attributable to our noncontrolling interest of $0.3 million in the prior year quarter.
The following items impacted the comparability of the Company's fourth quarter net income from continuing operations:
•$10.4 million tax benefit from the CARES Act related to our 2020 net operating loss that the Company will use to offset prior income taxed at 35%;
•$7.5 million after-tax expense for the accelerated amortization of the purchase and sale agreement rights related to Turfway Park in 2019 that did not occur in 2020;
•$3.7 million non-cash tax decrease from the prior year quarter related to the re-measurement of our net deferred tax liabilities based on the impact of revenue related to states with higher tax rates;
•$0.4 million after-tax reduction in transaction, pre-opening, and other expenses from the prior year quarter; and
•Partially offset by $1.0 million after-tax decrease from the prior year quarter related to our equity portion of the non-cash change in fair value of Midwest Gaming's interest rate swaps.
Excluding these items, fourth quarter 2020 net income from continuing operations decreased $8.8 million primarily due to the following:
•$8.3 million after-tax decrease from the prior year quarter driven by the results of our operations and equity income from our unconsolidated affiliates: and
•$0.5 million after-tax increase from the prior year quarter in interest expense associated with higher outstanding debt balances.
The Company's fourth quarter 2020 net income from discontinued operations increased by $1.2 million compared to the prior year quarter due to reversal of legal accruals.
Full Year 2020 Results
The Company's 2020 net loss attributable to Churchill Downs Incorporated was $81.9 million compared to $137.5 million net income attributable to Churchill Downs Incorporated in the prior year. The Company's 2020 net income from continuing operations was $13.3 million compared to $139.6 million in the prior year. Churchill Downs Incorporated had $95.4 million in net loss from discontinued operations in 2020 compared to $2.4 million in the prior year. Our net loss attributable to our noncontrolling interest was $0.2 million in 2020 compared to $0.3 million in the prior year.
The following items impacted the comparability of the Company's full year net income from continuing operations:
•$14.4 million of after-tax expenses incurred in 2019 that did not recur in 2020, including the impact of the accelerated amortization of the purchase and sale agreement rights related to the acquisition of Turfway Park, Midwest Gaming's recapitalization and transaction costs, and legal reserves;
•$13.3 million tax benefit from the CARES Act related to our 2020 net operating loss that the Company will use to offset prior income taxed at 35%; and

•$6.4 million non-cash tax decrease from the prior year related to the re-measurement of our net deferred tax liabilities based on the impact of revenue related to states with higher tax rates.
Partially offset by:
•$12.0 million non-cash, after-tax impact in 2020 related to our impairment of the Presque Isle Downs and Casino intangible assets;
•$1.7 million after-tax increase in transaction, pre-opening and other expenses compared to the prior year; and
•$0.2 million increase from other sources compared to the prior year.
Excluding these items, 2020 net income from continuing operations decreased $146.5 million compared to the prior year primarily due to the following:
•$141.0 million after-tax decrease from the prior year driven by the results of our operations and equity income from our unconsolidated affiliates: and
•$5.5 million after-tax increase from the prior year in interest expense associated with higher outstanding debt balances.
The Company's 2020 net loss from discontinued operations increased $93.0 million from the prior year primarily due to the settlement of the Kater and Thimmegowda litigations during the second quarter of 2020 for $124.0 million ($95.0 million after-tax).
COVID-19 Update
The supplemental information in this release provides additional detail on the temporary closures and the respective reopening dates by segment and property for our Company as a result of the COVID-19 global pandemic. In response to the measures taken to limit the impact of COVID-19, and for the protection of our employees, customers, and communities, we temporarily suspended operations at our properties in March 2020. In May 2020, we began to reopen our properties with patron capacity restrictions and gaming limitations. Certain properties temporarily suspended operations again after reopening. Calder closed on July 2, 2020 and reopened on August 31, 2020. Rivers Casino Des Plaines closed on November 20, 2020 and Presque Isle Casino and Lady Luck Nemacolin closed on December 12, 2020 and were reopened in January 2021.
Segment Results
The summaries below present net revenue from external customers and intercompany revenue from each of our reportable segments:

Churchill Downs	Fourth Quarter		Years Ended December 31,
(in millions)	2020	2019	2020	2019

Net revenue	$38.5	$42.2	$160.5	$289.4
Adjusted EBITDA	8.0	9.2	38.3	137.7
Fourth Quarter 2020:
•Net revenue decreased $3.7 million from the prior year quarter primarily due to a $3.8 million decrease from Churchill Downs Racetrack due to lower ticketing and food and beverage revenue as a result of limited attendance, partially offset by a $0.1 million increase from Derby City Gaming.
•Adjusted EBITDA decreased $1.2 million in the fourth quarter of 2020 from the prior year quarter due to a $2.8 million decrease from lower Churchill Downs Racetrack revenue, partially offset by a $1.6 million increase from Derby City Gaming due to increased operating efficiencies.
Total Year 2020:
•Net revenue decreased $128.9 million from the prior year primarily due to a $121.8 million decrease from Churchill Downs Racetrack from the loss of ticket revenue, fewer sponsorships, and lower wagering during Derby Week as a result of running the 146th Kentucky Oaks and Derby on September 4th and 5th without spectators in a challenging environment and a $7.1 million decrease at Derby City Gaming due to the temporary suspension of operations.
•Adjusted EBITDA decreased by $99.4 million from the prior year due to a $101.0 million decrease at Churchill Downs Racetrack primarily due to lower net revenue, partially offset by a $1.6 million increase from Derby City Gaming due to increased operating efficiencies which more than offset the impact of the temporary closure of the property and ongoing capacity restrictions.

Online Wagering	Fourth Quarter		Years Ended December 31,
(in millions)	2020	2019	2020	2019

Net revenue	$94.2	$61.8	$409.9	$291.6
Adjusted EBITDA	23.6	12.2	109.3	66.3
Fourth Quarter 2020:
•Net revenue increased $32.4 million from the prior year quarter primarily due to a $31.7 million increase from TwinSpires Horse Racing. Although horse racing content for wagering decreased, TwinSpires Horse Racing handle grew $141.2 million, or 45%, compared to the prior year quarter. TwinSpires Sports and Casino net revenues increased $0.7 million compared to the prior year quarter primarily due to a full quarter of iGaming results in Pennsylvania and increased revenue from iGaming in New Jersey compared to the prior year quarter.
•Adjusted EBITDA increased $11.4 million from the prior year quarter primarily due to a $11.5 million increase driven by an increase in TwinSpires Horse Racing handle, partially offset by a $0.1 million decrease from other sources.
Total Year 2020:
•Net revenue increased $118.3 million from the prior year primarily due to a $114.0 million increase from TwinSpires Horse Racing. Although horse racing content for wagering decreased, TwinSpires Horse Racing handle grew $521.0 million, or 36%, compared to prior year. TwinSpires Sports and Casino net revenues increased $4.3 million compared to the prior year primarily due to the launch of iGaming in Pennsylvania and Indiana in late December 2019.
•Adjusted EBITDA increased $43.0 million for the full year of 2020 primarily due to a $48.4 million increase driven by an increase in TwinSpires Horse Racing handle, partially offset by a $5.4 million decrease from a higher level of marketing spend and increased costs associated with the continued build-out of the TwinSpires Sports and Casino business.

Gaming	Fourth Quarter		Years Ended December 31,
(in millions)	2020	2019	2020	2019

Net revenue	$122.6	$168.3	$443.9	$694.8
Adjusted EBITDA	54.3	68.3	176.7	280.9

Fourth Quarter 2020:
•Net revenue decreased $45.7 million from the prior year quarter primarily due a $20.5 million decrease as a result of the temporary suspension of operations at Presque Isle and Lady Luck Nemacolin from December 12, 2020 to the end of the year; and an $11.8 million decrease at Oxford, a $6.5 million decrease at Calder, a $2.4 million decrease at Fair Grounds and VSI, a $1.9 million decrease at Harlow's, a $1.8 million decrease at Riverwalk, and a $0.8 million decrease at Ocean Downs due to the patron capacity restrictions at each property.
•Adjusted EBITDA decreased $14.0 million from the prior year quarter primarily driven by a $7.7 million decrease from our equity investments as a result of the temporary suspension of operations at Rivers Des Plaines from November 20, 2020 to the end of the year and a $6.3 million decrease at our wholly-owned

Gaming properties. Adjusted EBITDA decreased $4.0 million at Presque Isle and $1.0 million at Lady Luck Nemacolin due to temporary suspension of operations, and decreased $4.0 million at Oxford and $1.0 million at Calder due to patron capacity restrictions. Partially offsetting these decreases was an increase of $2.0 million at Fair Grounds Slots and VSI, $1.0 million at Harlow's and Riverwalk, and $0.7 million at Ocean Downs.
Total Year 2020:
•Net revenue decreased $250.9 million from the prior year primarily due to the temporary suspension of operations at all of our Gaming properties that reduced the revenue generated at these properties.
•Adjusted EBITDA decreased $104.2 million from the prior year driven by a $82.9 million decrease at our wholly-owned Gaming properties and a $21.3 million decrease from our equity investments, both of which were due to decreases in net revenue as a result of the temporary suspension of operations during 2020.

All Other	Fourth Quarter		Years Ended December 31,
(in millions)	2020	2019	2020	2019

Net revenue	$30.7	$14.3	$74.7	$84.2
Adjusted EBITDA	(6.7)	(15.9)	(37.8)	(33.5)
Fourth Quarter 2020:
•Net revenue increased $16.4 million from the prior year quarter primarily due to a $14.2 million increase at Oak Grove Racing and Gaming ("Oak Grove") due to the opening of simulcast and historical racing machine ("HRM") in September 2020 and hotel operations in October 2020, a $3.1 million increase from the initial operating results of Newport Racing and Gaming ("Newport"), which opened in October 2020, and a $0.3 million increase at United Tote. Partially offsetting these increases were a $0.8 million decrease at Arlington Park primarily due to decreased import pari-mutuel revenues due to patron capacity restrictions and a $0.4 million decrease at Turfway Park decreases in ticketing and food and beverage revenues as a result of no spectators.
•Adjusted EBITDA increased $9.2 million primarily from a $4.7 million increase from initial simulcast and HRM operations at Oak Grove in September 2020, a $2.8 million increase from Arlington Park, a $1.2 million increase from United Tote, a $0.7 million increase from Corporate, and a $0.2 million increase from Turfway Park. These increases were partially offset by a $0.4 million decrease from the initial operating results of Newport.
Total Year 2020:
•Net revenue decreased $9.5 million from the prior year primarily due to a $30.8 million decrease as a result of the temporary suspension of operations and loss of racing days at Arlington and a $4.2 million decrease at as a result of the temporary suspension of operations at the majority of United Tote customer locations. Partially offsetting these decreases were a $16.6 million increase from initial simulcast, HRM, and hotel operations at Oak Grove, a $5.8 million increase primarily from the increase in Turfway Park handle, and a $3.1 million increase due to the opening of Newport.
•Adjusted EBITDA decreased $4.3 million from the prior year, primarily due to a $7.3 million decrease from lower revenue from Arlington and United Tote, a $1.6 million decrease from higher expenses at Turfway Park as a result of a full year of operations in 2020, and a $0.5 million decrease from other sources. Partially offsetting these decreases was a $5.1 million increase from the opening of Oak Grove.
Capital Management
For the year ended December 31, 2020, the Company repurchased 235,590 shares of its common stock in conjunction with its publicly announced share repurchase program at a total cost of $27.9 million. We had approximately $147.1 million in repurchase authority remaining under this program as of December 31, 2020.
On February 1, 2021, the Company repurchased 1,000,000 shares of its common stock for $193.94 per share from an affiliate of The Duchossois Group, Inc. in a privately negotiated transaction. The aggregate purchase price was

$193.9 million. We repurchased the shares using available cash and borrowings under its senior secured credit facility. The transaction did not impact the Company's remaining repurchase authority.
Conference Call
A conference call regarding this news release is scheduled for Thursday, February 25, 2021 at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by dialing (877) 372-0878 and entering the pass code 1096578 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. An online replay will be available at approximately noon ET on Thursday, February 25, 2021 and will continue to be available for two weeks. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Use of Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company also uses non-GAAP measures, including adjusted net income, adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA.
The Company uses non-GAAP measures as a key performance measure of the results of operations for purposes of evaluating performance internally. These measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of these measures enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
We use Adjusted EBITDA to evaluate segment performance, develop strategy and allocate resources. We utilize the Adjusted EBITDA metric to provide a more accurate measure of our core operating results and enable management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
Adjusted net income and adjusted diluted EPS exclude discontinued operations net income or loss; net income or loss attributable to noncontrolling interest; changes in fair value for interest rate swaps related to Midwest Gaming; recapitalization costs related to the Midwest Gaming transaction; transaction expense, which includes acquisition and disposition related charges, Calder racing exit costs, as well as legal, accounting, and other deal-related expense; pre-opening expense; and certain other gains, charges, recoveries, and expenses.
Adjusted EBITDA includes the Company's portion of EBITDA from our equity investments.
Adjusted EBITDA excludes:
•Transaction expense, net which includes:
◦Acquisition and disposition related charges, including fair value adjustments related to earnouts and deferred payments,
◦Calder racing exit costs, and
◦Other transaction expense, including legal, accounting, and other deal-related expense.
•Stock-based compensation expense,
•Midwest Gaming's impact on our investments in unconsolidated affiliates from:
◦The impact of changes in fair value of interest rate swaps and
◦Recapitalization and transaction costs.
•Asset impairments,
•Gain on Ocean Downs/Saratoga Transaction,

•Loss on extinguishment of debt,
•Legal reserves,
•Pre-opening expense, and
•Other charges, recoveries and expenses
For segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the consolidated statements of comprehensive income (loss). Refer to the Reconciliation of Comprehensive Income (Loss) to Adjusted EBITDA included herewith for additional information.
About Churchill Downs Incorporated
Churchill Downs Incorporated is an industry-leading racing, online wagering and gaming entertainment company anchored by our iconic flagship event, the Kentucky Derby. We own and operate three pari-mutuel gaming entertainment venues with approximately 3,050 historical racing machines in Kentucky. We also own and operate TwinSpires, one of the largest and most profitable online wagering platforms for horse racing, sports and iGaming in the U.S. and we have seven retail sportsbooks. We are also a leader in brick-and-mortar casino gaming in eight states with approximately 11,000 slot machines and video lottery terminals and 200 table games. Additional information about Churchill Downs Incorporated can be found online at www.churchilldownsincorporated.com.

This news release contains various “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words or similar expressions (or negative versions of such words or expressions).

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, among others, that may materially affect actual results or outcomes include the following: the impact of the novel coronavirus (COVID-19) global pandemic and related economic matters on our results of operations, financial conditions and prospects; the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit; additional or increased taxes and fees; public perceptions or lack of confidence in the integrity of our business or any deterioration in our reputation; inability to attract and retain key or highly skilled personnel; restrictions in our debt facilities limiting our flexibility to operate our business; failure to comply with the financial ratios and other covenants in our debt facilities and other indebtedness; general risks related to real estate ownership, including fluctuations in market values and environmental regulations; catastrophic events and system failures disrupting our operations; online security risk, including cyber-security breaches; inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events; increases in insurance costs and inability to obtain similar insurance coverage in the future; inability to identify and complete acquisition, expansion or divestiture projects on time, on budget or as planned; difficulty in integrating recent or future acquisitions into our operations; general risks, costs and uncertainties relating to the development of new venues and expansion of existing facilities; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; inadvertent infringement of the intellectual property of others; inability to protect our own intellectual property rights; payment-related risks, such as risk associated with fraudulent credit card and debit card use; compliance with the Foreign Corrupt Practices Act or applicable money-laundering regulations; risks related to pending or future legal proceedings and other actions; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; work stoppages and labor issues; changes in consumer preferences, attendance, wagering and sponsorship with respect to Churchill Downs Racetrack and the Kentucky Derby; personal injury litigation related to injuries occurring at our racetracks; weather and other conditions affecting our ability to conduct live racing; the occurrence of extraordinary events, such as terrorist attacks, public health threats, civil unrest, and inclement weather; political events; changes in the regulatory environment of our racing operations; increased competition in the horse racing business; difficulty in attracting a sufficient number of horses and trainers for full field horse races; our inability to utilize and provide totalizator services; changes in regulatory environment of our online horse wagering business; a reduction in the number of people wagering on live horse races; increase in competition in our online horse racing wagering business; uncertainty and changes in the legal landscape relating to our online horse racing wagering business; continued legalization of online sports betting and iGaming in the United States and our ability to predict and capitalize on any such legalization; inability to expand our TwinSpires Sports and Casino business and effectively compete; failure to manage risks associated with sports betting; failure to comply with laws requiring us to block access to certain individuals could result in penalties or impairment with respect to our mobile and online wagering products; the ability of the Company to comply with laws and regulations regarding data protection; increased competition in our casino business; changes in regulatory environment of our casino business; concentration and evolution of slot machine manufacturing and other technology conditions that could impose additional costs; and inability to collect gaming receivables from the customers to whom we extend credit.

We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(unaudited except year ended 2020 and 2019 amounts)

	Three Months Ended December 31,		Years Ended December 31,
(in millions, except per common share data)	2020	2019	2020	2019
Net revenue:
Churchill Downs	$35.2	$39.6	$142.8	$274.2
Online Wagering	93.9	61.6	408.3	290.5
Gaming	121.7	167.7	441.4	692.4
All Other	27.4	11.7	61.5	72.6
Total net revenue	278.2	280.6	1,054.0	1,329.7
Operating expense:
Churchill Downs	35.9	36.0	141.9	163.8
Online Wagering	65.1	46.5	273.3	205.8
Gaming	93.3	132.6	360.4	528.1
All Other	31.7	29.1	84.9	89.0
Selling, general and administrative expense	29.5	32.6	114.8	122.0
Impairment of intangible assets	—	—	17.5	—
Transaction expense, net	—	0.3	1.0	5.3
Total operating expense	255.5	277.1	993.8	1,114.0
Operating income	22.7	3.5	60.2	215.7
Other income (expense):
Interest expense, net	(20.7)	(18.9)	(80.0)	(70.9)
Equity in income of unconsolidated investments	14.5	22.9	27.7	50.6
Miscellaneous, net	0.2	0.4	0.1	1.0
Total other (expense) income	(6.0)	4.4	(52.2)	(19.3)
Income from continuing operations before provision for income taxes	16.7	7.9	8.0	196.4
Income tax (provision) benefit	(0.3)	(3.7)	5.3	(56.8)
Income from continuing operations, net of tax	16.4	4.2	13.3	139.6
Income (loss) from discontinued operations, net of tax	0.7	(0.5)	(95.4)	(2.4)
Net income (loss) before noncontrolling interest	17.1	3.7	(82.1)	137.2
Net loss attributable to noncontrolling interest	—	(0.3)	(0.2)	(0.3)
Net income (loss) attributable to Churchill Downs Incorporated	$17.1	$4.0	$(81.9)	$137.5
Net income (loss) per common share data - basic:
Continuing operations	$0.41	$0.11	$0.34	$3.49
Discontinued operations	$0.02	$(0.01)	$(2.41)	$(0.06)
Net income (loss) per common share - basic	$0.43	$—	$(2.07)	$3.43

Net income (loss) per common share data - diluted:
Continuing operations	$0.41	$0.11	$0.33	$3.44
Discontinued operations	$0.02	$(0.01)	$(2.41)	$(0.06)
Net income (loss) per common share - diluted	$0.43	$—	$(2.08)	$3.38

Weighted average shares outstanding:
Basic	39.6	40.6	39.6	40.1
Diluted	40.2	41.0	40.1	40.6

Comprehensive income (loss) attributable to Churchill Downs Incorporated	$17.1	$4.0	$(81.9)	$137.5

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
December 31,

(in millions)	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$67.4	$96.2
Restricted cash	53.6	46.3
Accounts receivable, net of allowance for doubtful accounts of $4.9 in 2020 and $4.4 in 2019	36.5	37.3
Income taxes receivable	49.4	14.5
Other current assets	28.2	26.9
Total current assets	235.1	221.2
Property and equipment, net	1,082.1	937.3
Investment in and advances to unconsolidated affiliates	630.6	634.5
Goodwill	366.8	367.1
Other intangible assets, net	350.6	369.8
Other assets	21.2	21.1
Total assets	$2,686.4	$2,551.0
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$70.7	$57.8
Accrued expenses and other current liabilities	167.8	173.4
Current deferred revenue	32.8	42.5
Current maturities of long-term debt	4.0	4.0
Dividends payable	24.9	23.5
Current liabilities of discontinued operations	124.0	—
Total current liabilities	424.2	301.2
Long-term debt (net of current maturities and loan origination fees of $3.2 in 2020 and $4.0 in 2019)	530.5	384.0
Notes payable (net of debt issuance costs of $12.2 in 2020 and $14.1 in 2019)	1,087.8	1,085.9
Non-current deferred revenue	17.1	16.7
Deferred income taxes	213.9	212.8
Other liabilities	45.8	39.4
Total liabilities	2,319.3	2,040.0
Commitments and contingencies
Shareholders' equity:
Preferred stock, no par value; 0.3 shares authorized; no shares issued or outstanding	—	—
Common stock, no par value; 150.0 shares authorized; 39.5 shares issued and outstanding in 2020 and 39.7 shares in 2019	18.2	—
Retained earnings	349.8	509.2
Accumulated other comprehensive loss	(0.9)	(0.9)
Total Churchill Downs Incorporated shareholders' equity	367.1	508.3
Noncontrolling interest	—	2.7
Total shareholders' equity	367.1	511.0
Total liabilities and shareholders' equity	$2,686.4	$2,551.0

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended December 31,

(in millions)	2020	2019
Cash flows from operating activities:
Net (loss) income	$(82.1)	$137.2
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	92.9	96.4
Equity in income of unconsolidated affiliates	(27.7)	(50.6)
Distributions from unconsolidated affiliates	30.7	38.1
Stock-based compensation	23.7	23.8
Deferred income taxes	1.1	31.5
Impairment of intangible assets	17.5	—
Amortization of operating lease assets	5.0	4.6
Other	4.5	2.8
Changes in operating assets and liabilities, net of businesses acquired and dispositions:
Income taxes	(34.3)	2.5
Deferred revenue	(8.3)	(9.3)
Current liabilities of discontinued operations	124.0	—
Other assets and liabilities	(5.1)	12.6
Net cash provided by operating activities	141.9	289.6
Cash flows from investing activities:
Capital maintenance expenditures	(23.0)	(48.3)
Capital project expenditures	(211.2)	(82.9)
Acquisition of businesses, net of cash acquired	—	(206.6)
Investments in and advances to unconsolidated affiliates	—	(410.1)
Acquisition of other intangible assets	—	(32.1)
Other	(5.2)	(1.2)
Net cash used in investing activities	(239.4)	(781.2)
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	726.1	1,236.3
Repayments of borrowings under long-term debt obligations	(580.4)	(640.3)
Payment of dividends	(23.4)	(22.2)
Repurchase of common stock	(28.4)	(95.0)
Cash settlement of stock awards	(12.7)	—
Taxes paid related to net share settlement of stock awards	(18.7)	(11.5)
Debt issuance costs	(2.0)	(8.9)
Change in bank overdraft	13.4	—
Other	2.1	2.4
Net cash provided by financing activities	76.0	460.8
Net decrease in cash, cash equivalents and restricted cash	(21.5)	(30.8)
Cash, cash equivalents and restricted cash, beginning of year	142.5	173.3
Cash, cash equivalents and restricted cash, end of year	$121.0	$142.5

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2020	2019	2020	2019
GAAP net income (loss) attributable to Churchill Downs Incorporated	$17.1	$4.0	$(81.9)	$137.5

Adjustments, continuing operations:
Changes in fair value of interest rate swaps related to Midwest Gaming	(1.8)	(3.0)	12.9	12.4
Recapitalization and transaction costs related to Midwest Gaming	—	—	—	4.7
Transaction, pre-opening and other expense	1.5	2.0	13.0	10.6
Amortization of purchase and sale agreement rights for Turfway Park Acquisition	—	10.0	—	10.0
Legal reserves	—	—	—	3.6
Impairment of intangible assets	—	—	17.5	—
Income tax impact on net income adjustments(a)	0.1	(2.3)	(12.2)	(9.6)
NOL Carryback	(10.4)	—	(13.3)	—
Re-measurement of net deferred tax liabilities	1.9	5.6	1.9	8.3
Total adjustments, continuing operations	(8.7)	12.3	19.8	40.0
Big Fish Games net (income) loss(b)	(0.7)	0.5	95.4	2.4
Total adjustments	(9.4)	12.8	115.2	42.4
Adjusted net income attributable to Churchill Downs Incorporated	$7.7	$16.8	$33.3	$179.9

Adjusted diluted EPS	$0.19	$0.42	$0.83	$4.43

Weighted average shares outstanding - Diluted	40.2	40.5	40.1	40.6

(a)The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.
(b)Due to the Big Fish Transaction, Big Fish Games is presented as a discontinued operation.

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2020	2019	2020	2019
Total Handle
Churchill Downs Racetrack	$134.3	$149.7	$600.2	$726.1
TwinSpires Horse Racing(a)	455.5	$314.3	1,977.4	$1,456.4
(a)Total handle generated by Velocity is not included in total handle from TwinSpires Horse Racing

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(unaudited except year ended 2020 and 2019 amounts)

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2020	2019	2020	2019
Net revenue from external customers:
Churchill Downs:
Churchill Downs Racetrack	$10.9	$15.4	$63.3	$187.6
Derby City Gaming	24.3	24.2	79.5	86.6
Total Churchill Downs	35.2	39.6	142.8	274.2
Online Wagering:
TwinSpires Horse Racing	92.8	61.1	403.4	289.9
TwinSpires Sports and Casino	1.1	0.5	4.9	0.6
Total Online Wagering	93.9	61.6	408.3	290.5
Gaming:
Fair Grounds and VSI	27.0	29.6	97.6	123.0
Presque Isle	17.9	33.6	75.2	138.5
Ocean Downs	18.1	18.9	60.3	85.9
Calder	17.8	24.4	51.8	99.8
Oxford Casino	12.5	24.3	44.9	101.7
Riverwalk Casino	13.0	14.8	49.1	58.9
Harlow’s Casino	11.5	13.4	41.8	55.3
Lady Luck Nemacolin	3.9	8.7	20.7	29.3
Total Gaming	121.7	167.7	441.4	692.4
All Other	27.4	11.7	61.5	72.6
Net revenue from external customers	$278.2	$280.6	$1,054.0	$1,329.7

Intercompany net revenues:
Churchill Downs	$3.3	$2.6	$17.7	$15.2
Online Wagering	0.3	0.2	1.6	1.1
Gaming:
Fair Grounds and VSI	0.7	0.5	2.2	1.8
Presque Isle	0.1	0.1	0.2	0.5
Calder	0.1	—	0.1	0.1
Total Gaming	0.9	0.6	2.5	2.4
All Other	3.3	2.6	13.2	11.6
Eliminations	(7.8)	(6.0)	(35.0)	(30.3)
Intercompany net revenue	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(unaudited except year ended 2020 and 2019 amounts)

	Three Months Ended December 31, 2020
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$9.2	$89.0	$6.7	$104.9	$5.6	$110.5
Historical racing(a)	23.4	—	—	23.4	15.4	38.8
Racing event-related services	1.4	—	0.7	2.1	—	2.1
Gaming(a)	—	1.3	109.0	110.3	—	110.3
Other(a)	1.2	3.6	5.3	10.1	6.4	16.5
Total	$35.2	$93.9	$121.7	$250.8	$27.4	$278.2

	Three Months Ended December 31, 2019
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$10.9	$58.4	$6.8	$76.1	$6.4	$82.5
Historical racing(a)	22.9	—	—	22.9	—	22.9
Racing event-related services	3.7	—	1.0	4.7	0.3	5.0
Gaming(a)	—	0.5	142.8	143.3	—	143.3
Other(a)	2.1	2.7	17.1	21.9	5.0	26.9
Total	$39.6	$61.6	$167.7	$268.9	$11.7	$280.6

(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in Other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $2.6 million for the three months ended December 31, 2020 and $8.7 million for the three months ended December 31, 2019.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(unaudited except year ended 2020 and 2019 amounts)

	Twelve Months Ended December 31, 2020
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$39.4	$387.5	$22.9	$449.8	$25.3	$475.1
Historical racing(b)	76.0	—	—	76.0	17.6	93.6
Racing event-related services	21.0	—	3.4	24.4	0.3	24.7
Gaming(b)	—	5.1	387.5	392.6	—	392.6
Other(b)	6.4	15.7	27.6	49.7	18.3	68.0
Total	$142.8	$408.3	$441.4	$992.5	$61.5	$1,054.0

	Twelve Months Ended December 31, 2019
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$59.0	$277.1	$30.7	$366.8	$41.1	$407.9
Historical racing(b)	81.6	—	—	81.6	—	81.6
Racing event-related services	118.7	—	4.1	122.8	5.6	128.4
Gaming(b)	—	0.6	585.2	585.8	—	585.8
Other(b)	14.9	12.8	72.4	100.1	25.9	126.0
Total	$274.2	$290.5	$692.4	$1,257.1	$72.6	$1,329.7

(b)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in Other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $13.1 million in 2020 and $33.4 million in 2019.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(unaudited except year ended 2020 and 2019 amounts)

Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended December 31, 2020
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$38.5	$94.2	$122.6	$255.3	$30.7	$(7.8)	$278.2

Taxes and purses	(13.8)	(5.2)	(47.8)	(66.8)	(8.1)	—	(74.9)
Marketing and advertising	(0.4)	(3.2)	(1.2)	(4.8)	(1.6)	—	(6.4)
Salaries and benefits	(7.0)	(3.4)	(18.3)	(28.7)	(8.3)	—	(37.0)
Content expenses	(0.3)	(48.5)	(0.6)	(49.4)	(1.5)	7.4	(43.5)
Selling, general, and administrative expense	(1.7)	(2.2)	(6.5)	(10.4)	(12.7)	0.4	(22.7)
Other operating expense	(7.4)	(8.1)	(15.8)	(31.3)	(5.4)	0.1	(36.6)
Other income	0.1	—	21.9	22.0	0.2	(0.1)	22.1
Adjusted EBITDA	$8.0	$23.6	$54.3	$85.9	$(6.7)	$—	$79.2

	Three Months Ended December 31, 2019
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$42.2	$61.8	$168.3	$272.3	$14.3	$(6.0)	$280.6

Taxes & purses	(14.4)	(3.3)	(65.6)	(83.3)	(3.9)	—	(87.2)
Marketing and advertising	(1.3)	(3.1)	(5.8)	(10.2)	(0.2)	0.1	(10.3)
Salaries and benefits	(7.5)	(3.2)	(26.8)	(37.5)	(6.0)	—	(43.5)
Content expenses	(0.6)	(32.4)	(1.5)	(34.5)	(2.0)	5.6	(30.9)
Selling, general, and administrative expense	(2.2)	(1.7)	(7.8)	(11.7)	(13.3)	0.3	(24.7)
Other operating expense	(7.1)	(5.9)	(22.1)	(35.1)	(5.1)	0.1	(40.1)
Other income	0.1	—	29.6	29.7	0.3	(0.1)	29.9
Adjusted EBITDA	$9.2	$12.2	$68.3	$89.7	$(15.9)	$—	$73.8

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(unaudited except year ended 2020 and 2019 amounts)

Adjusted EBITDA by segment is comprised of the following:

	Twelve Months Ended December 31, 2020
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$160.5	$409.9	$443.9	$1,014.3	$74.7	$(35.0)	$1,054.0

Taxes & purses	(54.1)	(23.7)	(173.0)	(250.8)	(17.5)	—	(268.3)
Marketing and advertising	(4.1)	(16.5)	(7.5)	(28.1)	(2.2)	0.2	(30.1)
Salaries and benefits	(26.5)	(13.0)	(75.9)	(115.4)	(23.5)	—	(138.9)
Content expenses	(1.0)	(204.9)	(3.5)	(209.4)	(4.2)	33.0	(180.6)
Selling, general, and administrative expense	(7.0)	(8.9)	(25.4)	(41.3)	(45.6)	1.5	(85.4)
Other operating expense	(29.6)	(33.7)	(60.8)	(124.1)	(19.5)	0.3	(143.3)
Other income	0.1	0.1	78.9	79.1	—	—	79.1
Adjusted EBITDA	$38.3	$109.3	$176.7	$324.3	$(37.8)	$—	$286.5

	Twelve Months Ended December 31, 2019
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$289.4	$291.6	$694.8	$1,275.8	$84.2	$(30.3)	$1,329.7

Taxes & purses	(66.5)	(15.3)	(270.3)	(352.1)	(17.6)	—	(369.7)
Marketing and advertising	(7.1)	(12.2)	(21.5)	(40.8)	(1.3)	0.4	(41.7)
Salaries and benefits	(32.0)	(11.4)	(103.3)	(146.7)	(24.5)	—	(171.2)
Content expenses	(2.4)	(152.8)	(6.0)	(161.2)	(8.2)	28.6	(140.8)
Selling, general, and administrative expense	(8.0)	(7.2)	(29.0)	(44.2)	(46.8)	1.0	(90.0)
Other operating expense	(35.9)	(26.4)	(84.1)	(146.4)	(19.8)	0.3	(165.9)
Other income	0.2	—	100.3	100.5	0.5	—	101.0
Adjusted EBITDA	$137.7	$66.3	$280.9	$484.9	$(33.5)	$—	$451.4

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(unaudited except year ended 2020 and 2019 amounts)

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2020	2019	2020	2019
Reconciliation of Comprehensive Income (Loss) to Adjusted EBITDA:

Net income (loss) attributable to Churchill Downs Incorporated	$17.1	$4.0	$(81.9)	$137.5
Net loss attributable to noncontrolling interest	—	0.3	0.2	0.3
Net income (loss) before noncontrolling interest	17.1	3.7	(82.1)	137.2
(Income) loss from discontinued operations, net of tax	(0.7)	0.5	95.4	2.4
Income from continuing operations, net of tax	16.4	4.2	13.3	139.6
Additions:
Depreciation and amortization	26.4	32.1	92.9	96.4
Interest expense	20.7	18.9	80.0	70.9
Income tax (benefit) provision	0.3	3.7	(5.3)	56.8
EBITDA	$63.8	$58.9	$180.9	$363.7

Adjustments to EBITDA:
Selling, general and administrative:
Stock-based compensation expense	$6.4	$6.2	$23.7	$23.8
Legal reserves	—	—	—	3.6
Other, net	0.1	0.4	0.8	0.4
Pre-opening expense	1.4	1.5	11.2	5.1
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	9.3	9.7	38.5	32.6
Changes in fair value of Midwest Gaming's interest rate swaps	(1.8)	(3.0)	12.9	12.4
Midwest Gaming's recapitalization and transaction costs	—	—	—	4.7
Other charges and recoveries, net	—	(0.2)	—	(0.2)
Transaction expense, net	—	0.3	1.0	5.3
Impairment of tangible and other intangible assets	—	—	17.5	—
Total adjustments to EBITDA	15.4	14.9	105.6	87.7
Adjusted EBITDA	$79.2	$73.8	$286.5	$451.4

Adjusted EBITDA by segment:
Churchill Downs	$8.0	$9.2	$38.3	$137.7
Online Wagering	23.6	12.2	109.3	66.3
Gaming	54.3	68.3	176.7	280.9
Total segment Adjusted EBITDA	85.9	89.7	324.3	484.9
All Other	(6.7)	(15.9)	(37.8)	(33.5)
Total Adjusted EBITDA	$79.2	$73.8	$286.5	$451.4

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL OPERATIONAL METRICS
(Unaudited except year ended 2020 and 2019 amounts)

	Three Months Ended December 31,			Six Months Ended December 31,			Years Ended December 31,
(in millions)	2020	2019	Change	2020	2019	Change	2020	2019	Change
Gaming Segment
Revenue	$122.6	$168.3	(27.2)%	$257.5	$346.9	(25.8)%	$443.9	$694.8	(36.1)%
Adjusted EBITDA	$54.3	$68.3	(20.5)%	$129.7	$140.0	(7.4)%	$176.7	$280.9	(37.1)%
Margin	44.3%	40.6%	370bps	50.4%	40.4%	1,000bps	39.8%	40.4%	(60)bps

Wholly-owned casino margin(a)	30.6%	26.6%	400bps	32.0%	27.5%	450bps	26.0%	29.0%	(300)bps
Same store wholly-owned casino margin excluding closures(b)(c)	36.9%	31.2%	570bps	36.6%	29.7%	690bps	36.6%	29.7%	690bps

(a)Wholly-owned casino margin only includes the following casino-related results:
•Calder
•Fair Grounds Slots and VSI
•Harlow's
•Lady Luck Nemacolin
•Ocean Downs
•Oxford
•Presque Isle
•Riverwalk

(b)Presque Isle became a wholly-owned casino on January 11, 2019 and we acquired substantially all of the assets of Lady Luck Nemacolin on March 8, 2019. Therefore, the same store wholly-owned casino margin includes both for the three months ended December 31, 2020 and December 31, 2019 and excludes both for the year ended December 31, 2020 and December 31, 2019.

(c)Same store wholly-owned casino margins exclude quarter results for a property if they were closed for any period during that quarter. Refer to the following schedule for property closure information.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL OPERATIONAL METRICS
(Unaudited except year ended 2020 and 2019 amounts)
In response to measures taken to limit the impact of the COVID-19 global pandemic and for the protection of our employees and customers, we temporarily suspended operations at our properties in March 2020. In May 2020, we began to reopen our properties with certain patron capacity restrictions. The following is the current status of each property:

			Regulatory Restrictions:
	2020 Date of Closure	2020 Date of Reopening	Patron Capacity
Churchill Downs Segment
Derby City Gaming(a)	March 15	June 8	50%
Gaming Segment
Wholly-Owned Properties
Calder Casino and Racing(a)(b)	March 16 / July 2(c)	June 12 / August 31(c)	N/A
Fair Grounds Slots	March 16	June 13	50%
Video Services, LLC	March 16	May 18	50%
Harlow's Casino Resort and Spa	March 16	May 21	50%
Ocean Downs Casino and Racetrack	March 15	June 19	50%
Oxford Casino and Hotel	March 16	July 9	200 Customers(d)
Presque Isle Downs and Casino(a)(e)	March 16 / December 12(e)	June 26 / January 4, 2021(e)	50%
Riverwalk Casino Hotel	March 16	May 21	50%
Managed Properties
Lady Luck Nemacolin(a)(e)	March 16 / December 12(e)	June 12 / January 8, 2021(e)	50%
Equity Investments
Miami Valley Gaming and Racing	March 14	June 19	63%
Rivers Casino Des Plaines(a)(b)	May 15 / November 20(f)	July 1 / January 19, 2021(f)	50%
All Other Segment
Oak Grove Racing, Gaming & Hotel(a)	N/A	September 18(g)	50%
Newport Racing & Gaming(a)	N/A	October 2(g)	50%
(a) Property has temporary ban or hour restrictions on alcohol and smoking on the gaming floor.
(b) Property has certain operating hour restrictions.
(c) Calder Casino and Racing temporarily suspended operations on March 16, 2020 and reopened on June 12, 2020. Operations were temporarily suspended again on July 2, 2020 and reopened on August 31, 2020.
(d) In compliance with state requirements, Oxford Casino is currently operating under a total capacity limit of 200 customers.
(e) Presque Isle and Lady Luck Nemacolin both temporarily suspended operations on March 16, 2020 and reopened on June 26, 2020 and June 12, 2020, respectively. Operations at both properties were temporarily suspended again on December 12, 2020 and reopened on January 4, 2021.
(f) Rivers Casino Des Plaines temporarily suspended operations on March 15, 2020 and reopened on July 1, 2020. Operations were temporarily suspended again on November 20, 2020 and reopened on January 19, 2021.
(g) Dates provided for Oak Grove and Newport Racing & Gaming are grand opening dates.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)

Summarized financial information for our equity investments is comprised of the following:

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2020	2019	2020	2019
Net revenue	$93.5	$170.4	$386.3	$585.5
Operating and SG&A expense	58.0	119.0	252.1	411.4
Depreciation and amortization	4.4	3.9	17.0	13.0
Operating income	31.1	47.5	117.2	161.1
Interest and other expense, net	(4.5)	(7.1)	(63.1)	(67.0)
Net income	$26.6	$40.4	$54.1	$94.1

	December 31,
(in millions)	2020	2019
Assets
Current assets	$132.8	$64.0
Property and equipment, net	267.5	256.1
Other assets, net	244.9	240.1
Total assets	$645.2	$560.2

Liabilities and Members' Deficit
Current liabilities	$133.5	$73.3
Long-term debt	753.5	745.0
Other liabilities	42.3	20.6
Members' deficit	(284.1)	(278.7)
Total liabilities and members' deficit	$645.2	$560.2

BetRivers online sports betting financial information for Illinois related to our 61.3% equity investment in Rivers Casino Des Plaines ("Rivers") is summarized below. The net revenue numbers below are not included in our consolidated financial results since we account for Rivers using the equity method of accounting.

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2020	2019	2020	2019
Online Sportsbook(a)
Handle	$336.0	$—	$596.7	$—
Gross gaming revenue	28.7	—	43.1	—
Net revenue	17.7	—	23.7	—
(a) The online sportsbook represents the financial information for the BetRivers Online Sportsbook for Illinois. Rivers reports the Commission received from Rush Street Interactive ("RSI"), an affiliated company, as net revenue. The Commission is calculated as gross gaming revenue less free play and less all operating costs except for gaming taxes related to the online business. Operating costs include the fees earned by RSI, the third party technology platform provider and other vendors, and all marketing expenses. Rivers is responsible for paying the gaming related taxes and all operating expenses, and the gaming taxes are reported on Rivers income statement.
Note: For the Rivers retail sportsbook, Rivers records net revenue based on gross gaming revenue less free play, and associated expenses; including all related marketing expenses, gaming related taxes, royalty / commissions paid to RSI and to the third-party technology platform provider, and any other related expenses associated with the BetRivers Retail Sportsbook at Rivers.